Exhibit 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-293486 on Form S-6 of our report dated April 8, 2026, relating to the Statement of Financial Condition, including the portfolio of investments, of Morgan Stanley Portfolios, Series 86, comprising Americas Thematic Focus Trust, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York

April 8, 2026